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                                                              EXHIBIT 2.N.(iii)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form N-2 (Securities Act File No. 333-22289 and Investment Company Act File No. 811-08069) of our report dated May 28, 1997, on our audit of the statement of assets and liabilities of Automatic Common Exchange Security Trust II. We also consent to the reference to our firm under the caption "Experts."




                                        COOPERS & LYBRAND L.L.P.




New York, New York
May 28, 1997